                           THE RECOVERY NETWORK, INC.

                             a Colorado corporation

                                       and

                     American Stock Transfer & Trust Company

                                  Warrant Agent

                                       and

                           Whale Securities Co., L.P.

                                   Underwriter

                                WARRANT AGREEMENT

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                                Table of Contents

Section                                                                 Page
-------                                                                 ----

         1        Appointment of Warrant Agent ...................      1

         2        Form of Warrant ...............................       2

         3        Countersignature and Registration ..............      3

         4        Transfers and Exchanges ........................      3

         5        Exercise of Warrants; Payment of Warrant
                    Solicitation Fee  ............................      4

         6        Payment of Taxes ...............................      8

         7        Mutilated or Missing Warrants ..................      9

         8        Reservation of Common Stock ....................      9

         9        Warrant Price; Adjustments .....................      11

         10       Fractional Interest ............................      18

         11       Notices to Warrantholders ......................      18

         12       Disposition of Proceeds on Exercise of
                  Warrants .......................................      20

         13       Redemption of Warrants .........................      21

         14       Merger or Consolidation or Change of Name
                  of Warrant Agent ...............................      21

         15       Duties of Warrant Agent ........................      22

         16       Change of Warrant Agent ........................      26

         17       Identity of Transfer Agent .....................      27

         18       Notices ........................................      27

         19       Supplements and Amendments .....................      29

         20       New York Contract ..............................      29

         21       Benefits of this Agreement .....................      30

         22       Successors .....................................      30

                  Exhibit A - Form of Warrant ....................

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                  WARRANT AGENT AGREEMENT dated as of ____________, 1997, by and among The Recovery Network, Inc., a Colorado corporation (the "Company"), Whale Securities Co., L.P. (the "Underwriter") and American Stock Transfer & Trust Company, as warrant agent (hereinafter called the "Warrant Agent").


                  WHEREAS, the Company proposes to issue and sell to the public up to 2,300,000 units (the "Units") each Unit consisting of one share of the common stock of the Company, par value $.01 per share (hereinafter, together with the stock of any other class to which such shares may hereafter have been changed, called "Common Stock"), and one Common Stock Purchase Warrant (the "Warrants");


                  WHEREAS, each Warrant will entitle the holder to purchase one share of Common Stock;

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

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                  Section 2. Form of Warrant. The text of the Warrants and of the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall entitle the registered holder thereof to purchase one share of Common Stock at a purchase price of Five Dollars Fifty Cents ($5.50), at any time commencing on the Separation Date (as hereinafter defined) until 5:00 p.m. Eastern time, on __________, 2002 (the "Warrant Exercise Period"). The securities comprising the Units will become detachable and separately transferable commencing ninety (90) days from the effective date of the Company's initial public offering (or such earlier date as to which the Underwriter consents) (the "Separation Date"). The warrant price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.




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                  Warrants shall be dated as of the issuance by the Warrant
Agent either upon initial issuance or upon transfer or exchange.

                  In the event the aforesaid expiration dates of the Warrants fall on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Warrants shall expire at 5:00 p.m. Eastern time on the next succeeding business day.

                  Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

                  Section 4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time, any outstanding Warrants




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upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

                  Section 5. Exercise of Warrants; Payment of Warrant Solicitation Fee.

                      (a) Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of business on the first day of the Warrant Exercise Period, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the warrant price, determined in



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accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such warrant price shall be made in cash or by certified check or bank draft to the order of the Company. Subject to Section 6, upon such surrender of Warrants and payment of the warrant price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrants and payment of the warrant price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered,


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and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company shall use its best efforts to have all shares so registered or qualified on or before the date on which the Warrants become exercisable.

                      (b) If at the time of exercise of any Warrant after ________, 1998 (i) the market price of the Company's Common Stock is equal to or greater than the then purchase price of the Warrant, (ii) the exercise of the Warrant is solicited by the Underwriter at such time while the Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the


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Warrants; and (v) the solicitation of the exercise of the Warrant is not in violation of Regulation M (as such regulation or any successor regulation or rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Underwriter shall be entitled to receive from the Company upon exercise of each of the Warrant(s) so exercised a fee of five percent (5%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of the warrant solicitation fee are set forth in Section 5(c) below.

                      (c) (1) Within five (5) days of the last day of each month commencing with _______, 1998, the Warrant Agent will notify the Underwriter of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant Certificate has been properly completed. The Warrant Agent will provide the Underwriter with such information, in connection with the exercise of each Warrant, as the Underwriter shall reasonably request.

                          (2) The Company hereby authorizes and instructs the
Warrant Agent to deliver to the Underwriter the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the Underwriter in the amount of the Exercise Fee. In the event that an Exercise Fee is paid to the Underwriter with respect to a Warrant which the




                                      -7-
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Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the Underwriter is not entitled to an Exercise Fee, the Underwriter will promptly return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

                  The Underwriter and the Company may at any time, after ____________, 1998, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of paragraphs 5(b) and 5(c) may not be modified, amended or deleted without the prior written consent of the Underwriter.

                  Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any certificates of shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the




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amount of such tax or has established to the Company's satisfaction that such tax has been paid.

                  Section 7. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

                  Section 8. Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are irrevocably authorized and directed at all times to



                                      -9-
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reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and nonassessable and listed on any national securities exchange upon which the other shares of Common Stock are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the registration statement (Form SB-2, Registration No. 333-________) (the "Registration Statement") filed pursuant to the Act with respect to the Warrants (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. To the extent that during any period it is not reasonably likely that the Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment during such period. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from



                                      -10-
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time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

                  Section 9.  Warrant Price; Adjustments.

                           (a)  The warrant price at which Common Stock shall
be purchasable upon the exercise of the Warrants shall be $5.50 per share or after adjustment, as provided in this Section, shall be such price as so adjusted (the "Warrant Price").

                           (b)  The Warrant Price shall be subject to
adjustment from time to time as follows:

                                    (i)  In case the Company shall at any time
after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately



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prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                                      (A)  an amount equal to the total number
of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                                      (B) the total number of shares of
Common Stock outstanding immediately after such issuance or sale.

                                    For the purposes of any computation to be
made in accordance with the provisions of this Section 9(b)(i), the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                      (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                    (iii) Within a reasonable time after the close of each quarterly fiscal period of the Company during which



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the Warrant Price has been adjusted as herein provided, the Company shall:

                          (A) file with the Warrant Agent a certificate signed
by the Chief Executive Officer, President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment; and

                          (B) the Warrant Agent shall have no duty with respect
to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrants with respect to the Common Stock



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deliverable upon the exercise of the Warrants and the applicable Warrant Price thereof.

                      (iv) Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.02.

                      (v) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (b) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to this Section 9(b) by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall


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be decreased in proportion to such decrease in the outstanding shares of Common
Stock.

                      (vi) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise of such Warrant.

                      (vii) Subject to the provisions of this Section 9, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating



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dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of its Warrant on the record date for the determination of those entitled to such distribution.

                      (viii) In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

                      (ix) In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise



                                      -16-
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thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

                      (x) Any adjustment pursuant to the aforesaid provisions of this Section 9 shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

                      (xi) Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

                      (xii) The Company may retain a firm of independent public accountants (who may be any such firm



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regularly employed by the Company) to make any computation required under this
Section 9, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

                      (xiii) If at any time, as a result of an adjustment made pursuant to Section 9(b)(vi) above, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 9(b)(ii) through (v).

                  Section 10. Fractional Interest. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrant holder exercises all Warrants then owned of record by it and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the Common Stock of the Company on the last trading day prior to the exercise date.

                  Section 11.  Notices to Warrantholders.



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                           (a) Upon any adjustment of the Warrant Price and the
number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

                           (b) In case at any time:

                                    (i)  the Company shall pay dividends payable
in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

                                    (ii) the Company shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                                    (iii) there shall be any capital
reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale or substantially all of its assets to, another corporation; or

                                    (iv) there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Company; then in any one or more of such cases, the Company shall give written notice in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up as the case may be. Such notice shall be given at least thirty (30) days prior to the action in question and not less than thirty
(30) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

                           (c)  The Company shall cause copies of all
financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the warrant register as of the record date for the determination of the stockholders entitled to such documents.

                  Section 12.  Disposition of Proceeds on Exercise of
Warrants.


                           (i)  The Warrant Agent shall promptly forward to
the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants; provided, however, that the Warrant Agent may retain an amount equal to the Exercise Fee, if any, until the Company has satisfied its obligations under Section 5(c)(2).


                           (ii) The Warrant Agent shall keep copies of this
Agreement available for inspection by holders of Warrants during normal business hours.

                  Section 13. Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.10 per Warrant at any time commencing on the Separation Date; provided that (i) the closing bid quotation of the Common Stock on all twenty (20) trading days ending on the third trading day prior to the day on which the Company gives notice (the "Call Date") of redemption has been at least 150% of the then effective exercise price of the Warrants (the "Target Redemption Price") and the Company obtains the written consent of the Underwriter with respect to such redemption prior to the Call Date and (ii) the Warrants are currently exercisable. The redemption notice shall be mailed to the holders of the Warrants at their addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

                  Section 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible to serve as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in the Agreement.

                  Section 15. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                           (a) The statements of fact and recitals contained
herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

                           (b) The Warrant Agent shall not be responsible for
any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

                           (c) The Warrant Agent may consult at any time with
counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                           (d) The Warrant Agent shall incur no liability or
responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (e) The Company agrees to pay to the Warrant Agent
reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

                           (f) The Warrant Agent shall be under no obligation to
institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

                           (g) The Warrant Agent and any stockholder, director,
officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           (h) The Warrant Agent shall act hereunder solely as
agent and its duties shall be determined solely by the provisions hereof.

                           (i) The Warrant Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

                           (j) Any request, direction, election, order or demand
of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chief Executive Officer, President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

                  Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under New York or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

                  Section 17. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

                  Section 18. Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent, by the Underwriter or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

                           The Recovery Network, Inc.
                           506 Santa Monica Boulevard, Suite 400
                           Santa Monica, California 90401

                           Attention: William D. Moses
                                      Chief Executive Officer

and a copy thereof to:

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036

                           Attention: Henry I. Rothman, Esq.

                  Any notice pursuant to this Agreement to be given by the Company, by the Underwriter or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York 10005

                           Attention: Michael Karfunkel

                  Any notice pursuant to this Agreement to be given by the Warrant Agent or by the Company to the Underwriter shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Warrant agent) as follows:

                           Whale Securities Co., L.P.
                           650 Fifth Avenue
                           New York, New York 10019

                          Attention: William G. Walters

and a copy thereof to:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, New York 10174

                           Attention: Robert J. Mittman, Esq.

                  Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

                  Section 20. New York Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York applicable to agreements to be performed wholly within New York.

                  Section 21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

                  Section 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Underwriter shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       THE RECOVERY NETWORK, INC.

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       AMERICAN STOCK TRANSFER TRUST COMPANY
                                       By: ___________________________________
                                           Name:
                                           Title:

                                       WHALE SECURITIES CO., L.P.

                                       By: Whale Securities Corp.,
                                            General Partner

                                       By: ___________________________________
                                           Name:
                                           Title:

                                   VOID AFTER
                      WARRANT CERTIFICATE FOR PURCHASE OF
                                  COMMON STOCK


         NUMBER                                                   WARRANTS

RW


                           THE RECOVERY NETWORK, INC.

                                                     CUSIP 75627A 11 2


THIS CERTIFIES THAT




or registered assigns, is the owner of the number of warrants set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the
owner hereof to purchase at any time from     , 1998 until 5:00 p.m. Eastern
Time on               , 2002 one fully paid and non-assessable share of common
stock (the "Common Stock") of The Recovery Network, Inc., a Colorado corporation (the "Company) (such shares of Common Stock being hereby referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $5.50 per Share if exercised on or before 5:00 p.m. Eastern Time on , 2002. As provided in said Warrant Agreement, the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.

     Under certain conditions set forth in the Warrant Agreement, this Warrant
may be called for redemption on or after              , 1998, at a redemption
price of $.10 per Warrant upon written notice of not less than 30 days.

     Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect to less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

     This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of
         , 1997, by and among the Company, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and Whale Securities Co., L.P., all of the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

     The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     This Warrant is transferable at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

     This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

DATED:

                           THE RECOVERY NETWORK, INC.

                                   CORPORATE

                                      SEAL

                                    COLORADO


PRESIDENT AND CHIEF EXECUTIVE OFFICER                     CHAIRMAN OF THE BOARD

COUNTERSIGNED:
               AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                         WARRANT AGENT

BY:

                                                            AUTHORIZED OFFICER

                           THE RECOVERY NETWORK, INC.

                              ELECTION TO PURCHASE

      To Be Executed by the Registered Holder In Order to Exercise Warrants

To: THE RECOVERY NETWORK, INC.
c/o: American Stock Transfer & Trust Company
     40 Wall Street
     New York, New York 10005

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder, __________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

    PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER
 _______________________________________
|                                       |
|                                       |
|_______________________________________|


_______________________________________________________________________________
                           (Please Print or Typewrite)

and be delivered to ___________________________________________________________
                                     (Name)

at ____________________________________________________________________________
     (Street Address)             (City)              (State)        (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by a NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Whale Securities Co., L.P.

Dated: _________________   Signature: ________________________________________
                                      NOTE: The above signature must correspond with the name as written upon the face of this Warrant or with the name of the assignee appearing in the assignment form below in every particular without alteration or enlargement or any change whatever.


Name: _________________________________________________________________________
                           (Please Print or Typewrite)

Address: _______________________________________________________________________
                                    (Street)

________________________________________________________________________________
          (City)                   (State)                  (Zip Code)


*Signature Guaranteed: _____________________________________________________

                          _______________________________________
                         |                                       |
                         |                                       |
                         |_______________________________________|

                             PLEASE INSERT SOCIAL SECURITY
                              OR OTHER IDENTIFYING NUMBER

                                   ASSIGNMENT



For value received, _________________________________ hereby sell, assign and transfer unto


    PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER
 _______________________________________
|                                       |
|                                       |
|_______________________________________|

________________________________________________________________________________
Please Print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________


________________________________________________________(_____________) Warrants
represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ attorney to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.



Dated: ________, _______   Signature: ________________________________________
                                      NOTE: The above signature must correspond with the name as written upon the face of this Warrant in every particular without alteration or enlargement or any change whatever.


                                     *Signature Guaranteed:_____________________


* In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.

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          AMERICAN BANKNOTE COMPANY
             680 BLAIR MILL ROAD
              HORSHAM, PA 19044
                 215-657-3480

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 SALES PERSON            R. JOHNS 212-557-9100
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PRODUCTION COORDINATOR - TRICIA LUNA 215-830-2197
             PROOF OF JULY 15, 1997
              THE RECOVERY NETWORK
                  H 516070bk2

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